RUBY TUESDAY, INC.
HIGH-PERFORMANCE NON-QUALIFIED STOCK OPTION AWARD

THIS HIGH-PERFORMANCE NON-QUALIFIED STOCK OPTION AWARD (“Award” or “Option”) is made as of the Grant Date, by RUBY TUESDAY, INC. (the “Company”), a Georgia corporation, to _____ (the “Optionee”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Optionee the Option described below pursuant to the Ruby Tuesday, Inc. 1996 Stock Incentive Plan or the Ruby Tuesday, Inc. Stock Incentive Plan (collectively the “Plan”) in consideration of the Optionee’s services to the Company.

A.           Grant Date:  _____.

B.           Type of Option:  High-Performance Non-Qualified Stock Option.

C.           Option Shares:  All or any part of _____ shares of the Company’s common stock (the “Common Stock”), $0.01 par value per share, subject to adjustment as provided in the attached Terms and Conditions.

D.           Exercise Price:  $___ per share.

E.           Option Period:  The Option may be exercised as to the Vested Option Shares (as defined below) during the Option Period, which commences on the Grant Date and ends on _____ or on an earlier date as provided in the attached Terms and Conditions.  Note that other restrictions to exercising the Option described in the attached Terms and Conditions may apply.

F.           Vested Option Shares:  The Option Shares shall become Vested Option Shares in the event that (i) the price of the Common Stock is equal to or greater than $__ per share for a period of __ consecutive trading days ending on or before ____, and (ii) the Service Condition is satisfied.  The Service Condition is satisfied only if the Optionee provides Continuous Service to the Company and/or any affiliate for the period beginning with the Grant Date through ____.

The Optionee shall be determined to have provided “Continuous Service” through ____ if the Optionee continues in the employ of the Company and/or any affiliate without experiencing a Termination of Service / Termination of Employment, regardless of the reason.  All or a portion of the Option Shares may become Vested Option Shares on an earlier date as provided in the attached Terms and Conditions.

Any portion of the Option Shares which have not become Vested Option Shares in accordance with this Paragraph F or Section 3 of the attached Terms and Conditions before or at the time of Optionee’s Termination of Service / Termination of Employment shall be forfeited.

IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date set forth above.

RUBY TUESDAY, INC.

By:

Title:	President and Chief Executive Officer

High-Performance Stock Option Award

TERMS AND CONDITIONS TO THE
RUBY TUESDAY, INC.
NON-QUALIFIED STOCK OPTION AWARD

1.           Exercise of Option.  Subject to the provisions provided herein or in the Award made pursuant to the Ruby Tuesday, Inc. 1996 Stock Incentive Plan or the Ruby Tuesday, Inc. Stock Incentive Plan (collectively the “Plan”) and to the Executive Stock Option Program, the Option may be exercised with respect to all or any portion of the Vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of:

(a)           a written notice of exercise form, available from the Company upon request, which shall be actually delivered to the Company prior to the date upon which Optionee desires to exercise all or any portion of the Option;

(b)           payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the “Purchase Price”) as provided in Section 5; and

(c)           payment of the tax withholding liability as provided in Section 6.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price and the tax withholding liability, the Company shall cause to be issued a certificate representing the Option Shares purchased.

2.            Adjustment of Option Shares.  If Optionee is demoted to a job category with respect to which either (a) no option or (b) an option subject to fewer option shares would have been granted to the Optionee pursuant to the Executive Stock Option Program had the Optionee been in that job category on the Grant Date, then the number of Option Shares as to which the Option has not been exercised as of the date of the demotion shall be adjusted as follows:  If the Optionee would not have been granted an option in Optionee’s new job category on the Grant Date, the number of remaining Option Shares shall be reduced to zero.  If the Optionee would have been granted an option for fewer option shares on the Grant Date, the remaining Option Shares, if any, shall equal the number of shares that would have been granted to the Optionee in Optionee’s new job category on the Grant Date less the number of Option Shares previously purchased by the Optionee under the Option before Optionee’s demotion, if such number is less than zero, the number of remaining Option Shares shall be reduced to zero.

3.           Vested Option Shares.  Notwithstanding Paragraph F of the Award, the Service Condition will be deemed satisfied as to all or a portion of the Option Shares if the Optionee provides Continuous Service to the Company and/or any affiliate following the Grant Date through the date of any of the earlier events listed below:

(a)           (i) In the event of Termination of Service / Termination of Employment due to Disability, Divestiture or death, (ii) upon retirement at or after age __ or satisfaction of the Rule of 90, if eligible, under the Ruby Tuesday, Inc. Executive Supplemental Pension Plan, or (iii) in the event of a Termination of Service / Termination of Employment by the Company or an affiliate without Cause, all Option Shares shall become Vested Option Shares on the date of such event.

(b)           In the event of Termination of Service / Termination of Employment due to early retirement (attainment of at least age 55 (but prior to the Rule of 90, if eligible)), a portion of the Option Shares, equal to the total number of Option Shares multiplied by the number of Optionee’s completed months of employment with the Company or an affiliate from the Grant Date until the date of early retirement and divided by thirty-six (36) shall become Vested Option Shares on the date of such early retirement.

High-Performance Stock Option Award

(c)           In the event of a Change in Control (as defined in Section 21 of these Terms and Conditions), all Option Shares shall become Vested Option Shares.

4.           Early Expiration of Option Period.  The Option Period commences on the Grant Date and with respect to Vested Option Shares generally ends on the seventh anniversary of the Grant Date.  However, with respect to Vested Option Shares, the Option Period shall expire on an earlier date as follows:

(a)           in the event of Optionee’s voluntary Termination of Service / Termination of Employment with the Company or an affiliate (not to include Disability, retirement or death), the Option Period shall expire ninety (90) days following the last day of Optionee’s employment with the Company or such affiliate;

(b)           in the event of the Optionee’s involuntary Termination of Service / Termination of Employment by the Company or an affiliate without Cause (as defined in Section 21 of these Terms and Conditions), the Option Period shall expire ninety (90) days following the last day of Optionee’s employment with the Company or such affiliate; and

(c)           in the event of the Optionee’s involuntary Termination of Service / Termination of Employment by the Company or an affiliate with Cause, the Option Period shall expire fifteen (15) days following the last day of Optionee’s employment with the Company or such affiliate.

5.           Purchase Price.  Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash or, alternatively, as follows:

(a)           by delivery to the Company of a number of shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option’s exercise, having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash to equal the Purchase Price; or

(b)           by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised; provided, however, any such cashless exercise must be effected in a manner consistent with the restrictions of Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2002).

6.           Withholding.  The Optionee must pay to the Company the full amount of the federal, state and local tax withholding obligation arising from the exercise of the Option.

(a)           The tax withholding liability may be paid in cash, or, alternatively, as follows:

(i)           by the Optionee making a Withholding Election on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) to reduce the number of Option Shares to be issued upon exercise by the whole number of shares of Common Stock having a Fair Market Value equal to the amount of withholding tax;

(ii)           by the Optionee making a Withholding Election and delivering to the Company before the Tax Date a whole number of shares of Common Stock that the Optionee has owned for at least six (6) months having a Fair Market Value equal to the amount of withholding tax; or

High-Performance Stock Option Award

(iii)           by the Optionee making a Withholding Election prior to the Tax Date to have a broker, dealer or other “creditor” (as defined by Regulation T issued by the Board of Governors of the Federal Reserve System) deliver the amount of tax withholding due in cash to the Company after the Optionee has delivered to the Committee instructions acceptable to the Committee regarding the delivery of the number of Option Shares being exercised to such broker, dealer or other creditor provided, however, that any such delivery must be effected in a manner consistent with the restrictions of Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2002).

(b)           A Withholding Election must be made in the form available from the Company upon request, and may be made only if:

(i)           the Optionee delivers to the Company a completed written Withholding Election no later than on the Tax Date;

(ii)          the Withholding Election is irrevocable and satisfies the requirements of the exemption provided under Rule 16b-3 of the Securities Exchange Act of 1934; and

(iii)         the Optionee delivers to the Company the Withholding Election on a date determined by the Committee (i.e., at least six (6) months prior to the Tax Date or prior to the Tax Date and in any ten-day period beginning on the third day following the release of the Company’s quarterly or annual summary statement of sales and earnings), if the Optionee is considered by the Committee to be subject to Section 16 of the Securities Exchange Act of 1934.

The Committee may give no effect to any Withholding Election in its discretion.

7.           Rights as Shareholder.  Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares.  The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Award otherwise provides.

8.           Restriction on Transfer of Option and of Option Shares.  The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of Optionee’s Disability, by Optionee’s personal representative) and after Optionee’s death, only by Optionee’s legatee or the executor of Optionee’s estate.

9.    Changes in Capitalization: Merger: Reorganization.

(a)           The number of Option Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.

(b)           In the event of a merger, consolidation, extraordinary dividend (including a spin-off), or other reorganization involving the Company or a tender offer for shares of Common Stock, whether or not such an event constitutes a Change in Control, the Committee may, in its sole discretion, adjust the number and class of securities subject to the Option, with a corresponding

High-Performance Stock Option Award

adjustment made in the Exercise Price; substitute a new option to replace the Option; or accelerate the termination of the Option Period to a date prior to the occurrence of any event specified in Paragraph E of the Award or Section 4 of the Terms and Conditions.

(c)           The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

10.           Special Limitation on Exercise.  Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected.  The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

11.           Legend on Stock Certificates.  Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Award and in the Plan.

12.           Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

13.           Successors.  This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

14.           Notice.  Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

15.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

16.           Entire Agreement.  Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties.

17.           Violation.  Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

High-Performance Stock Option Award

18.           Headings and Capitalized Terms.  Section headings used herein are for convenience of reference only and shall not be considered in construing this Award.  Capitalized terms used, but not defined, herein shall be given the meaning ascribed to them in the Plan.

19.           Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

20.           No Right to Continued Employment.  Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment.

21.           Special Definitions.

(a)           For purposes of this Award, the term “Cause” has the same meaning as provided in the employment agreement between the Optionee and the Company or, if applicable, any affiliate of the Company on the date of Termination of Service / Termination of Employment, or if no such definition or employment agreement exists, “Cause” means conduct amounting to (a) fraud or dishonesty in the performance of the duties of Optionee’s service with the Company or its affiliates, (b) Optionee’s willful misconduct, refusal to follow the reasonable directions of his/her supervisors, or knowing violation of law, rules or regulations (including misdemeanors relating to public intoxication, driving under the influence, use or possession of controlled substances or relating to conduct of a similar nature), (c) acts of moral turpitude or personal conduct in violation of Company’s Code of Business Conduct and Ethics, (d) absence from work without a reasonable excuse, (e) intoxication with alcohol or drugs while on Company’s or affiliates’ premises, (f) a conviction or plea of guilty or nolo contendere to a crime involving dishonesty, or (g) a breach or violation of the terms of any agreement to which Optionee and the Company (or any affiliate) are party.

(b)           For purposes of this Award, the term “Divestiture” means the sale by the Company, or an affiliate, of previously Company (or affiliate) operated units or businesses to an independent company, where Optionee was employed at, or supervised, such units or businesses and, upon the completion of such transaction, Optionee’s employment with the Company or an affiliate ceases and Optionee immediately becomes an employee of the purchaser of such units or business.

(c)           “Change in Control” means any one of the following events:

(i)           the acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following shall not constitute a Change in Control:  (1) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate;

High-Performance Stock Option Award

(ii)           within any twelve-month period (beginning on or after the Grant Date), the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors of the Company; provided that any director who was not a director as of the Grant Date shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

(iii)          the consummation of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities;

(iv)          the sale, transfer or assignment of all or substantially all of the assets of the Company and its affiliates to any third party; or

(v)           the liquidation or dissolution of the Company.

(d)           “Disability” has the same meaning as provided in the employment agreement currently or most recently in effect between the Employee and the Company or, if applicable, any affiliate of the Company, or if no such definition or employment agreement ever existed, “Disability” shall be given the same meaning provided in the Plan.

High-Performance Stock Option Award